Exhibit 10.1.3
[Translation of Chinese original]
SUPPLEMENTAL AGREEMENT
For the
SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY EQUITY
TRANSFER
By and Among
REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD.
JUANJUAN TANG
And
JINYU FAN

THIS SUPPLEMENTAL AGREEMENT (the “Agreement”) is entered into on this 14th day of July 2008 by and among:
(1)	REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD., a wholly foreign-owned limited liability company lawfully established and validly existing under the laws of the People’s Republic of China, with its domicile at Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing (“Party A”);

(2)	REDGATE MEDIA INC., a company lawfully established and validly existing under the laws of the Cayman Islands (the “Proposed Listed Company”);

(3)	JUANJUAN TANG, a natural person and citizen of the People’s Republic of China whose ID card number is 310103195712232046 and whose residential address is No. 2, Lane 520, Shunchang Road, Shanghai;

JINYU FAN, a natural person and citizen of the People’s Republic of China whose ID card number is 310104195808141612 and whose residential address is No. 18, Lane 481, Taixing Road, Shanghai;

(Juanjuan Tang and Jinyu Fan are hereinafter collectively referred to as “Party B”); and

(4)	SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY, a limited liability company lawfully established and validly existing under the laws of the People’s Republic of China, with its domicile at Suites 310-9, 388 Qingshan Road, Minhang District, Shanghai (the “Company”).
WHEREAS:
(A)	On April 8, 2008, the Parties executed an Equity Transfer Agreement (the “Equity Transfer Agreement”) providing for the transfer by Party B to Party A of 100 percent of the Equity of the Company (the “Company Equity”), of which Juanjuan Tang is to transfer 60 percent of the Equity to Party A, and Jinyu Fan is to transfer 40 percent of the Equity to Party A (the “Proposed Equity Transfer”).

(B)	On April 8, 2008, the Parties additionally executed with the Proposed Listed Company an agreement (the “Share Issuance Agreement”) whereby the Proposed Listed Company is to issue shares of the Proposed Listed Company or pay a cash consideration to Party B once certain conditions have been fulfilled.

(C)	On April 8, 2008, the Parties executed a Supplemental Agreement (the “Side Agreement”, together with the Equity Transfer Agreement and the Share Issuance Agreement are collectively referred to as the “Transaction Agreements”) providing for the vesting of the Company’s profits and other such matters.

(D)	The Parties have agreed, in order to better safeguard the interests of Party B, to provide for matters not covered in the Transaction Agreements by entering into this Agreement.
NOW, THEREFORE, following amicable negotiations, the Parties have agreed on the Agreement as follows:

1.	Definitions

1.1	Unless otherwise provided or required by the context, relevant terms in this Agreement shall have the same meanings as those assigned to them in the Equity Transfer Agreement.

1.2	Unless otherwise provided or required by the context:
1.2.1.	any reference to a contract, agreement or document mentioned herein shall include such contract, agreement or document as may be amended, supplemented or substituted from time to time;

1.2.2	any reference to a person mentioned in this Agreement or other related contract, agreement or document shall include such person’s successors and permitted assigns;

1.2.3	any reference to an Article or Appendix mentioned herein shall refer to the Article and Appendix of and to this Agreement; and

1.2.4	“Party” shall refer to any of the Parties hereto and “Parties” or “Each Party” shall refer to each Party or all of the Parties hereto.
2.	Return of the Equity

2.1	Pursuant to the Equity Transfer Agreement, Party B agrees to transfer the Company’s Equity to Party A for the agreed upon price (the “Transfer Price”) and Party A agrees to purchase the Company’s Equity from Party B for the Transfer Price. The Transfer Price will be paid by Party A to Party B in accordance with the Equity Transfer Agreement.

2.2	Pursuant to the Share Issuance Agreement, Party A agrees, based on such factors as the performance of the Company and the actual progress of the listing of the Proposed Listed Company on the stock exchange, to issue to Party B shares of the Proposed Listed Company or pay a certain amount of cash as consideration for the services provided to the Company by Party B and other matters (the “Offshore Consideration”).

2.3	With a view to fully safeguarding the interests of Party B, the Parties confirm and agree that:

Subject to Party B timely and completely performing all of said Party’s obligations under the Transaction Agreements, if the Proposed Listed Company fails to pay Tranche A of the Offshore Consideration to Party B once the specific conditions specified in the Share Issuance Agreement are fulfilled due to a reason attributable to it or if Party A commits a material breach of its obligations hereunder prior to the Tranche A Completion Date (as defined in the Share Issuance Agreement), Party A and Party B shall hold consultations to determine a reasonable deadline for the curing of such breach, provided that the same is no later than sixty (60) days after Party B requests in writing that such breach be cured (the “Cure Period”). If Party A or the Company fails to cure the breach or if Party A goes bankrupt or is liquidated within the aforementioned Cure Period (a “Material Breach”), Party B shall have the right to give written notice requiring Party A to return 100 percent of the Company’s Equity to Party B without consideration and restore the Company’s Equity structure to the state it was in prior to the change in business registration in respect of the Proposed Equity Transfer. Party A and Party B shall mutually cooperate in executing the relevant documents, refunding the Transfer Price (if it has been paid) and carrying out the relevant procedures for the amendment of business registration. For the purposes of this Article, the Parties agree to execute, on the execution date hereof, an Equity Transfer

Agreement substantially in the form of Appendix 1 hereto and an Irrevocable Power of Attorney substantially in the form of Appendix 2 hereto and deliver the Equity Transfer Agreement into the custody of the Shanghai Office of King & Wood (“King & Wood”). In the event of a Material Breach as mentioned above arising, the Parties shall jointly instruct King & Wood to release the Equity Transfer Agreement from its custody and effect delivery pursuant to the Irrevocable Power of Attorney.

2.4	In the event of any discrepancy between the provisions of this Article and the Equity Transfer Agreement, the provisions of this Article shall prevail.

3.	Corporate Governance

3.1	Party A undertakes that, until Tranche A of the Offshore Consideration is paid, it will not, without the consent of Party B:
3.1.1	withdraw Company funds;

3.1.2	require the Company to merge, enter into an equity joint venture, divide, make a material asset transfer or make another change in its capital that would be sufficient to have a material adverse effect on the Company;

3.1.3	require the Company to dissolve or undergo liquidation;

3.1.4	transfer, pledge or otherwise dispose of the Equity it holds in the Company; or

3.1.5	use Company assets to provide security for its own or an affiliate’s debts.
3.2	The Parties agree that, once the Closing is completed, Party A will appoint Jinyu Fan to serve as the general manager of the Company, with her term of office running from the Closing Date until the date on which payment of all of the Offshore Consideration is completed (the “GM Term”). During the GM Term, the general manager shall exercise, in addition to the functions and powers set forth in the Equity Transfer Agreement and the Company’s AoA, the following functions and powers:
3.2.1	deciding on single fund expenditures (including series of related transactions) within the normal scope of the Company’s business of up to Renminbi Ten Million (RMB10,000,000); and

3.2.2	deciding on single non-operational fund expenditures (including series of related transactions) of up to Renminbi Two Million Five Hundred Thousand (RMB2,500,000) (including any manner of capital expenditure by the Company).
3.3	Notwithstanding Article 3.2 above, if any of the following facts, matters or events arises or occurs during the GM Term, Party A and the Company may replace the Company’s general manager at any time without taking any liability, and Party B shall cooperate in carrying out all necessary procedures:
3.3.1	an act by the general manager breaches this Agreement, the Company’s AoA, any of the Transaction Agreements or any contract, agreement or other binding instrument executed between the general manager and the Company, Party A or the Proposed Listed Company (including but not limited to the Intellectual Property Protection, Non-Compete Agreement and the Non-Disclosure Agreement executed between the general manager and the Company) (collectively referred to as the “Transaction Related Documents”) and such breach is not cured to the satisfaction of Party A;

3.3.2	an act of Party B breaches the Transaction Related Documents (including any representations and warranties given by Party B) and such breach has an adverse effect on the Company and the transactions under the Transaction Related Documents;

3.3.3	the Company’s business results fail to meet the corporate profit forecast set forth in Appendix 3 hereto;

3.3.4	the general manager or a Company manager engaged by the general manager (or whose engagement s/he requested) violates a mandatory provision of a law and such violation has an adverse effect on the Company’s operation or the transactions under the Transaction Related Documents;

3.3.5	the Company’s assets to liabilities ratio as calculated in accordance with the Enterprise Accounting Standards of the PRC exceeds 60 percent;

3.3.6	Party B materially harms the Company’s interests by way of a connected transaction or otherwise; or

3.3.7	any other matter that has or could have a material adverse effect on the Company’s business, financial position or prospects arises.
3.4	The Parties agree that, provided that the Company’s normal operations are ensured, Party A agrees that the Company may use its own funds generated from its normal operations to provide loans to Party B (“Company Loans”) until Tranche A of the Offshore Consideration is paid. Party B shall give written notice to Party A in advance of Party B’s draw down of each Company Loan and must repay the Company Loans in full no later than five (5) days after the payment of Tranche A of the Offshore Consideration. For the purposes of this Article, the Parties agree that the Proposed Listed Company has the right to retain and provisionally refrain from paying the amount of the Company Loans taken out by Party B then still outstanding (if any) from Tranche A of the Offshore Consideration (the “Retained Consideration”), and shall have up to five (5) days after Party B has discharged the Company Loans in full to pay such Retained Consideration to Party B.

In the event of any discrepancy between the provisions of this Article and the Share Issuance Agreement, the provisions of this Article shall prevail.

4.	Amendment of the Side Agreement

The Parties agree that all references to “2007” in Article 2.3 of the Side Agreement shall be amended to read “2008”. All Articles other than the above shall remain unchanged.

5.	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China.

6.	Language

This Agreement is made in Chinese in five (5) counterparts, of which each Party shall hold one original.

7.	Effectiveness

This Agreement shall enter into effect on the date that it is signed/sealed by the Parties or their authorized representatives.
IN WITNESS WHEREOF, this Agreement is executed by the Parties on the date first set forth above.

Execution Page
Party A:
REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD. [affix seal]

By:	/s/ Ying Zhu
Name of Legal Representative: Ying Zhu
Proposed Listed Company
REDGATE MEDIA INC.

By:	/s/ Brack, Peter Bush
CEO: Brack, Peter Bush
Party B:
JUANJUAN TANG

Signature:	/s/ Juanjuan Tang

JINYU FAN
Signature:	/s/ Jinyu Fan

SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY [affix seal]

By:	/s/ Juanjuan Tang
Name of Legal Representative: Juanjuan Tang

Appendix 1
Format of Equity Transfer Agreement
EQUITY TRANSFER AGREEMENT
THIS EQUITY TRANSFER AGREEMENT (the “Agreement”) is entered into in Shanghai on this 14th day of July 2008 by and among:
(1)	REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD., a wholly foreign-owned limited liability company lawfully established and validly existing under the laws of the People’s Republic of China, with its domicile at Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing (“Party A”);

(2)	JUANJUAN TANG, a natural person and citizen of the People’s Republic of China whose ID card number is 310103195712232046 and whose residential address is No. 2, Lane 520, Shunchang Road, Shanghai;

JINYU FAN, a natural person and citizen of the People’s Republic of China whose ID card number is 310104195808141612 and whose residential address is No. 18, Lane 481, Taixing Road, Shanghai;

(Juanjuan Tang and Jinyu Fan are hereinafter collectively referred to as “Party B”); and

(3)	SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY, a limited liability company lawfully established and validly existing under the laws of the People’s Republic of China, with its domicile at Suites 310-9, 388 Qingshan Road, Minhang District, Shanghai (“Party C”).

In this Agreement, Party A, Party B and Party C is individually referred to as a “Party” and are collectively referred to as the “Parties”.
WHEREAS:
1.	Party A is wholly foreign-owned enterprise established and existing under the laws of the People’s Republic of China (the “PRC”);

2.	Party C is a wholly Chinese-owned company registered in Shanghai, the PRC, and Party A currently holds 100 percent of the equity of Party C (the “Equity”); and

3.	Party A wishes, pursuant to relevant provisions of the Supplemental Agreement for the Shanghai Dianguang Media Broadcasting Company Equity Transfer executed by it with Party B on July 14, 2008 the (“Supplemental Agreement”), to transfer part or all of the Equity that it holds in Party C to Party B once certain conditions are fulfilled, and Party B agrees to acquire such Equity (the “Equity Transfer”).
NOW, THEREFORE, the Parties have reached the following agreement after reaching a consensus through negotiations:
1.	Equity Transfer

1.1	Party A agrees to transfer the Equity to Party B without consideration and Party B agrees to acquire the Equity, of which Juanjuan Tang will acquire 60.00 percent of Party C’s Equity and Jinyu Fan will acquire 40.00 percent of Party C’s Equity. Once the transfer is completed, Party B will hold 100 percent of Party C’s Equity.

1.2	Party A agrees to the Equity Transfer under this Article and agrees, for this purpose, to sign the necessary documents, including any shareholders’ resolutions, and to assist in carrying out the other necessary procedures for the Equity Transfer.

1.3	Each Party shall be responsible for taking all the necessary actions, including but not limited to executing this Agreement, adopting a shareholders’ resolution and amendments to the articles of association, etc., so as to realize the Equity Transfer between Party B and Party A.
2.	Representations and Warranties

Each of the Parties hereto gives the following representations and warranties:
2.1	said Party is a lawfully established and validly existing company or an individual with full civil capacity, and has full power and capacity to execute and perform this Agreement and other documents related hereto that are necessary for realizing the purposes of this Agreement;

2.2	said Party has taken or will take all necessary actions to duly and validly authorize the execution, delivery and performance of this Agreement and all other documents relating to the transactions hereunder, and such execution, delivery and performance do not violate any relevant laws, statutes or government regulations and do not infringe upon the lawful rights and interests of any third party.
3.	Effectiveness and Term

This Agreement is executed and simultaneously enters into effect on the date first set forth above.

4.	Dispute Resolution

Any dispute arising from or in connection with this Agreement, including disputes over the validity or existence of this Agreement, shall be resolved by the Parties through consultations conducted in good faith. If the dispute is not resolved within thirty (30) days after any Party gives notice requesting consultations, any Party shall have the right to submit the dispute to the Beijing Arbitration Commission for resolution through arbitration in Beijing in accordance with said commission’s arbitration rules then in effect. The arbitration award shall be final and binding on the Parties.

5.	Governing Law

The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the PRC.

6.	Revision and Supplementation of the Agreement

The Parties shall amend and supplement the Agreement by way of a written agreement. Any agreement amending or supplementing this Agreement duly executed by the Parties shall be an integral part of, and as authentic as, this Agreement.

7.	Severability of the Agreement

If any provision hereof is invalid or unenforceable due to its inconsistency with a relevant law, such provision shall be invalid or unenforceable only to the extent of the relevant law and shall not affect the legal force of the other provisions hereof.

8.	Miscellaneous

This Agreement is made in Chinese in five (5) counterparts, of which the Parties shall each hold one original.
[Remainder of page intentionally left blank]

Execution Page
Party A:
REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD. [company seal]

By:	/s/ Ying Zhu
Name of Legal Representative: Ying Zhu
Party B:
JUANJUAN TANG

Signature:	/s/ Juanjuan Tang

JINYU FAN
Signature:	/s/ Jinyu Fan
Party C
SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY [company seal]

By:	/s/ Juanjuan Tang
Name of Legal Representative: Juanjuan Tang

Appendix 2
Format of Irrevocable Power of Attorney

Irrevocable Power of Attorney
July 14, 2008
To: King & Wood PRC Lawyers, Shanghai Office
     28/F, Huaihai International Square, No. 1045 Huaihai Road Central, Shanghai, China
     Postal code: 200031
Attn.: Ji Chen
From:
(1)	Redgate Interactive Advertising (Beijing) Co., Ltd., a wholly foreign-owned limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China, with it domicile at Room 804, Building 2, No. 19 Jianwai Avenue, Chaoyang District, Beijing, China (hereinafter referred to as “Party A”);

(2)	Natural Person, Juanjuan Tang, a citizen of the People’s Republic of China, with ID Card No.: 310103195712232046, domicile: No. 2, No. 520 Lane, Shunchang Road, Shanghai, China; and

Natural Person, Jinyu Fan, a citizen of the People’s Republic of China, with ID Card No.: 310104195808141612, domicile: No. 18, No. 481 Lane, Taixing Road, Shanghai, China;

(Juanjuan Tang and Jinyu Fan are hereinafter collectively referred to as “Party B”);

(3)	Shanghai Dianguang Media Transmission Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China, with its domicile at Room 310-9, No. 388 Qingshan Road, Minhang District, Shanghai, China (hereinafter referred to as “Company”; and jointly with Party A and Party B collectively referred to as “Principal”).
Ladies and Gentlemen,

According to the terms of the Supplementary Contract for Equity Transfer of Shanghai Dianguang Media Transmission Co., Ltd. (hereinafter referred to as “Supplementary Contract”) executed by the Principal and other related parties on April 8, 2008, the Principal agrees to enter into the Equity Transfer Agreement (hereinafter referred to as “Equity Transfer Agreement”) as Appendix 1 to the Supplementary Contract on the day when the Supplementary Contract is executed, and to put the Equity Transfer Agreement under the custody of King & Wood PRC Lawyers, Shanghai Office (“King & Wood”); King & Wood shall make delivery upon the Principal’s instructions when certain conditions are fulfilled. Therefore, the Principal hereby issues the Power of Attorney to King & Wood. Unless otherwise defined herein, the relevant terms used in the Power of Attorney shall have the same meanings as specified in the Supplementary Contract.
1.	The Principal shall, on the date of the Equity Transfer Agreement, authorize and instruct, jointly, severally and irrevocably, King & Wood to possess and control the originals of all execution versions of the Equity Transfer Agreement (to be executed by all parties thereto, without indicating the execution date).

The Parties agree that King & Wood shall preserve such documents safely according to its consistent standards for document preservation.

2.	In case of any material breach of contract as specified in the Supplementary Contract, Party A and Party B shall sign and issue a de-preservation instruction to King & Wood. King & Wood shall deem the date when the Principal issues the de-preservation instruction (“De-preservation Date”) as the date of the Equity Transfer Agreement, and insert the De-preservation Day into each applicable place in the Equity Transfer Agreement which bears no execution date but signatures.

3.	The Principal hereby authorizes and instructs irrevocably King & Wood to deliver the originals of the Equity Transfer Agreement which it possesses and controls to all parties to such Agreement immediately upon insertion of the De-preservation Date into the Equity Transfer Agreement as the execution date according to the aforesaid clauses. Thereafter, the Equity Transfer Agreement shall be deemed as executed and delivered formally by all parties thereto, without further authorization, instruction or act of any of the parties thereto.

4.	The Principal hereby permits and acknowledges that King & Wood has taken, will take or procure other persons to take any and all activities under the Power of Attorney. The Principal hereby represents that such activities taken on behalf will be final and binding upon the Principal at any time.

5.	Notwithstanding any express or implied contrary provisions herein, the Principal hereby agrees that King & Wood has the full power to decide and ignore any instruction issued or any information provided by any party of the Principal, which King & Wood deems as contrary to or inconsistent with Articles 1, 2 and 3 of the Power of Attorney. King & Wood shall not be responsible for any loss or damage directly or indirectly arising from any activity which has or has not been taken according to Article 5 of the Power of Attorney.

6.	Notwithstanding any express or implied contrary provisions herein, the Principal hereby agrees that the Power of Attorney shall not constitute, or be deemed as constituting or creating, any agency, any third person trust, attorney-client or trust relationship or obligation between King & Wood and any party of the Principal. The sole obligation and duty of King & Wood under the Power of Attorney has been specified in Articles 1, 2 and 3 of the Power of Attorney. King & Wood shall not be responsible for any loss or damage directly or indirectly arising from any activity which King & Wood takes or procures other persons to take under the Power of Attorney. The Principal has no right to claim, or seek or threaten to claim, against King & Wood for any such loss or damage. The Principal hereby expresses and irrevocably waives all rights to claim, or seek or threaten to claim, against King & Wood for any such loss or damage. Furthermore, the Principal shall be responsible for and reimburse any cost and expense incurred by, and any loss or damage suffered by, King & Wood as a result of performance of its duties under the Power of Attorney.

7.	Each party hereto may execute a counterpart of the Power of Attorney. Each counterpart shall constitute an original and all counterparts shall be deemed as one Power of Attorney.

8.	The Power of Attorney shall be written and executed in Chinese.
[Execution Page Below]

Yours sincerely
Redgate Interactive Advertising (Beijing) Co., Ltd. (seal)
Signature:
Legal representative: Ying Zhu
Juanjuan Tang
Signature:
Jinyu Fan
Signature:
Shanghai Dianguang Media Transmission Co., Ltd. (seal)
Signature:
Legal representative: Juanjuan Tang

Appendix 3
Corporate Profit Forecast
[See Appendix 1 of Exhibit 10.1.5]

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